UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 8, 2008, OccuLogix, Inc. (the “Company”) issued a press release announcing that it received notification from the NASDAQ Listing Qualifications Panel (the “Panel”) that the Panel has determined to delist the Company’s securities from The NASDAQ Capital Market, effective at the open of business on September 18, 2008.  The Company received the Panel’s notification on September 8, 2008.

As previously announced on August 29, 2008, the Company had requested additional time from NASDAQ to regain compliance with the minimum stockholders’ equity and bid price requirements for continued listing on The NASDAQ Capital Market.  The Company’s request was based on its continuing expectation that it will satisfy these requirements following the implementation of the transactions that the Company’s stockholders are being asked to approve at the Annual and Special Meeting of Stockholders, to be held on September 30, 2008.  The Panel determined not to grant the Company’s request, citing a lack of authority under the NASDAQ Marketplace Rules to grant an extension beyond September 18, 2008.

The Company has requested that the NASDAQ Listing and Hearing Review Council (the “Listing Council”) review the Panel’s determination in this matter and grant the Company the time necessary to regain compliance with all applicable listing requirements, including the time to hold the Annual and Special Meeting of Stockholders on September 30, 2008.  However, there can be no assurance that the Listing Council will grant the Company’s request.

In view of the Panel’s determination, the Company will take steps to facilitate the transfer of the trading of its common stock on the Over-the-Counter Bulletin Board (the “OTCBB”), which is maintained by the Financial Industry Regulatory Authority (also known as FINRA), on or prior to September 18, 2008.  The Company plans to make a further announcement regarding the timing of any quotation of its securities on the OTCBB, when and if applicable.  In the interim and through September 17, 2008, the Company’s common stock will continue to trade on The NASDAQ Capital Market.  The Panel’s determination has no impact on the Company’s listing on the Toronto Stock Exchange.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of OccuLogix, Inc. dated September 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: September 11, 2008	By:	/s/Suh Kim
Suh Kim
General Counsel